Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER 2016
OPERATING RESULTS

•	March quarter net income of $164 million

•	Consumer loan and lease originations of $10.9 billion for the March quarter

•	End of period earning assets of $64.0 billion

•	Available liquidity of $12.7 billion at quarter end

FORT WORTH, TEXAS April 21, 2016 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $164 million for the quarter ended March 31, 2016, compared to $150 million for the quarter ended March 31, 2015.

Retail loan originations were $4.1 billion for the quarter ended March 31, 2016, compared to $4.4 billion for the quarter ended December 31, 2015, and $4.1 billion for the quarter ended March 31, 2015. The outstanding balance of retail finance receivables was $30.3 billion at March 31, 2016.

Operating lease originations were $6.8 billion for the quarter ended March 31, 2016, compared to $5.4 billion for the quarter ended December 31, 2015, and $3.0 billion for the quarter ended March 31, 2015. Leased vehicles, net was $24.5 billion at March 31, 2016.

The outstanding balance of commercial finance receivables was $9.2 billion at March 31, 2016 compared to $8.4 billion at December 31, 2015 and $7.6 billion at March 31, 2015.

Retail finance receivables 31-60 days delinquent were 3.1% of the portfolio at March 31, 2016 and 3.4% at March 31, 2015. Accounts more than 60 days delinquent were 1.4% of the portfolio at March 31, 2016 and 2015.

Annualized net credit losses were 1.9% of average retail finance receivables for the quarter ended March 31, 2016 and 1.8% for the quarter ended March 31, 2015.

The Company had total available liquidity of $12.7 billion at March 31, 2016, consisting of $2.9 billion of cash and cash equivalents, $8.4 billion of borrowing capacity on unpledged eligible assets, $0.4 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Additionally, earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $36 million for the three months ended March 31, 2016 compared to $28 million for the three months ended March 31, 2015.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe, Latin America and China; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability and cost of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
	2016	2015
Revenue
Finance charge income	$818	$854
Leased vehicle income	1,184	431
Other income	73	69
Total revenue	2,075	1,354
Costs and expenses
Operating expenses	334	306
Leased vehicle expenses	893	327
Provision for loan losses	196	155
Interest expense	463	380
Total costs and expenses	1,886	1,168
Equity income	36	28
Income before income taxes	225	214
Income tax provision	61	64
Net income	$164	$150

Consolidated Balance Sheets
(Unaudited, Dollars in millions)

	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$2,898	$3,061
Finance receivables, net	38,658	36,781
Leased vehicles, net	24,538	20,172
Restricted cash	2,130	1,941
Goodwill	1,195	1,189
Equity in net assets of non-consolidated affiliates	989	986
Property and equipment, net of accumulated depreciation	230	219
Deferred income taxes	251	231
Related party receivables	1,076	573
Other assets	799	751
Total assets	$72,764	$65,904
Liabilities and Shareholder's Equity
Liabilities
Secured debt	$32,733	$30,689
Unsecured debt	27,638	23,657
Accounts payable and accrued expenses	1,236	1,218
Deferred income	1,783	1,454
Deferred income taxes	161	129
Related party payables	448	362
Other liabilities	390	343
Total liabilities	64,389	57,852
Shareholder's equity	8,375	8,052
Total liabilities and shareholder's equity	$72,764	$65,904

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$2,580	$1,563	$4,143	$2,273	$1,805	$4,078
GM lease originations	$6,720	$32	$6,752	$3,007	$17	$3,024
GM new vehicle loans and leases as a percent of total loan and lease originations	89.1%	86.5%	88.7%	73.8%	85.6%	76.8%

	Three Months Ended March 31,
	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$18,622	$10,963	$29,585	$13,860	$11,847	$25,707
Average commercial finance receivables	4,109	4,510	8,619	3,140	4,497	7,637
Average finance receivables	22,731	15,473	38,204	17,000	16,344	33,344
Average leased vehicles, net	22,190	97	22,287	7,825	36	7,861
Average earning assets	$44,921	$15,570	$60,491	$24,825	$16,380	$41,205

	March 31, 2016			March 31, 2015
	North America	International	Total	North America	International	Total
Retail finance receivables	$18,806	$11,466	$30,272	$14,333	$11,299	$25,632
Commercial finance receivables	4,427	4,802	9,229	3,260	4,347	7,607
Leased vehicles	24,422	116	24,538	8,898	41	8,939
Ending earning assets	$47,655	$16,384	$64,039	$26,491	$15,687	$42,178

	March 31, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Retail
Retail finance receivables, net of fees(a,b)	$18,806	$11,466	$30,272	$18,148	$10,976	$29,124
Less: allowance for loan losses	(673)	(123)	(796)	(618)	(117)	(735)
Total retail finance receivables, net	18,133	11,343	29,476	17,530	10,859	28,389
Commercial
Commercial finance receivables, net of fees	4,427	4,802	9,229	4,051	4,388	8,439
Less: allowance for loan losses	(25)	(22)	(47)	(23)	(24)	(47)
Total commercial finance receivables, net	4,402	4,780	9,182	4,028	4,364	8,392
Total finance receivables, net	$22,535	$16,123	$38,658	$21,558	$15,223	$36,781

(a) Includes $1.2 billion and $1.1 billion of direct-financing leases at March 31, 2016 and December 31, 2015.
(b) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $195 million and $179 million at March 31, 2016 and December 31, 2015.

	March 31, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.6%	1.1%	2.6%	3.4%	1.1%	2.5%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.5%	0.5%	0.6%	0.5%	0.6%

	March 31, 2016			March 31, 2015
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending retail finance receivables:
31 - 60 days	4.5%	1.0%	3.1%	5.4%	1.0%	3.4%
Greater than 60 days	1.6%	0.9%	1.4%	1.8%	0.9%	1.4%
Total	6.1%	1.9%	4.5%	7.2%	1.9%	4.8%

	Three Months Ended March 31,
	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$259	$34	$293	$200	$34	$234
Adjustments to reflect write-offs of the contractual amounts on loans acquired with deteriorated credit quality	2	—	2	7	1	8
Total credit losses	$261	$34	$295	$207	$35	$242
Less: recoveries	(144)	(11)	(155)	(119)	(12)	(131)
Net credit losses	$117	$23	$140	$88	$23	$111
Net annualized credit losses as a percent of average retail finance receivables	2.5%	0.8%	1.9%	2.6%	0.8%	1.8%
Recoveries as a percentage of gross repossession credit losses(a)	54.1%			57.7%

(a)
Credit losses for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross credit losses is not meaningful.

	Three Months Ended March 31,
	2016			2015
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	1.8%	3.5%	2.2%	2.6%	3.6%	3.0%

(a)	Excludes leased vehicle expenses.

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com